UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2023

Lumen Technologies, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe,	Louisiana	71203
(Address of principal executive offices)		(Zip Code)
(318) 388-9000
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

Lumen Technologies, Inc. (“Lumen” or the “Company”) is voluntarily furnishing unaudited supplemental historical financial information for the three quarters ended September 30, 2022, and each of the quarters in the year ended December 31, 2021 to assist investors in comparing its future and past operating results. This unaudited supplemental historical financial information is furnished herewith as Exhibit 99.1 to provide investors modified historical information that (i) excludes the impact of the Company’s 2022 divestitures and its receipt of certain governmental support payments under a program that lapsed as of December 31, 2021 and (ii) reflects certain reporting changes discussed below.

The attached supplemental information excludes the impact of (i) the August 1, 2022 sale by affiliates of Level 3 Parent, LLC, an indirect wholly-owned subsidiary of Lumen, of its Latin American business (ii) the October 3, 2022 sale by Lumen and certain affiliates of its facilities-based incumbent local exchange business primarily conducted within 20 Midwestern and Southeastern states and (iii) the Company’s receipt of support payments from the Federal Communications Commission’s Connect America Fund (“CAF”) Phase II program, which lapsed on December 31, 2021. By excluding the impact of these divestitures and payments in the attached supplemental information, the Company believes investors will more readily be able to compare the Company’s future results to its past performance.

The attached supplemental information also reflects upcoming adjustments to the Company’s 2023 customer-facing sales channel and product reporting to reflect changes made to customer assignments and product categories. Beginning with reports filed in the first quarter of 2023, the Company will update the sales channels in its Business segment to: Large Enterprise, Mid-Market Enterprise, Public Sector, and Wholesale. The Business segment will also report products under four product categories initially introduced in 2022: Grow, Nurture, Harvest, and Other. The Mass Markets segment will continue to be reported as historically presented during the past year.

Exhibit 99.1’s unaudited supplemental historical financial information recasts historical operating revenue, adjusted EBITDA, adjusted EBITDA margin, capital expenditures and operating metrics to reflect the above-described modifications. All information in the attached unaudited supplemental historical financial information is presented for the quarterly periods shown as of January 27, 2023, and Lumen does not assume any obligation to correct or update said information in the future. The attached unaudited supplemental historical financial information does not constitute pro forma financial statements and has not been prepared in conformity with Article XI of Regulation S-X promulgated by the Securities and Exchange Commission.

The information in the preceding paragraphs, as well as attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filing under the Securities Act of 1933. The furnishings of this information hereby shall not be deemed an admission of the materiality of any such information.
Forward-Looking Statements
Except for historical and factual information, the matters set forth in this report and Exhibit 99.1 are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. Factors that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements are described in our reports filed with the Securities and Exchange Commission. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01.	Financial Statements and Exhibits.
(d)The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 99.1	Unaudited supplemental historical financial information.
Exhibit 104	Cover page formatted as Inline XBRL and contained in Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc., has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Date: January 27, 2023	By:	/s/ Andrea Genschaw
Andrea Genschaw
Senior Vice President, Controller